UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
11/04/08

COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street
Tacoma, WA	98402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01 Other Events

On November 4, 2008, we issued a press release that Columbia Banking System, Inc. received preliminary approval from the U.S. Department of the Treasury to receive additional capital by participating in the Treasury’s Capital Purchase Program.  Under the program, the Company could issue to the U.S. Treasury up to $76.9 million in senior preferred shares as well as warrants to purchase common stock.  Receipt of the funding is subject to Columbia’s acceptance of the terms of the agreement, satisfaction of closing conditions and registration with the Securities and Exchange Commission.  A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporate in its entirety by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements. – not applicable
(b)	Pro forma financial information. – not applicable
(c)	Shell company transactions. – not applicable
(d)	The following exhibits are being furnished herewith:

99.1	Press Release dated November 4, 2008 announcing the Company’s selection to participate in the U.S. Treasury’s Capital Purchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: November 5, 2008	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer